    As filed with the Securities and Exchange Commission on April 19, 2000.
                                                   Registration No. 333-_______
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                               NETPLIANCE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 74-2902814
               --------                                 ----------
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)


                     7600A North Capital of Texas Highway
                             Austin, Texas  78731
                                (512) 493-8300

      (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)


                    AMENDED AND RESTATED 1999 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                                      AND

                       2000 EMPLOYEE STOCK PURCHASE PLAN

                           (Full Title of the Plan)


               James E. Cahill                               Copy to:
      Vice President and General Counsel                J. William Wilson
               Netpliance, Inc.                        Hughes & Luce, L.L.P.
     7600A North Capital of Texas Highway         111 Congress Avenue, Suite 900
             Austin, Texas  78731                       Austin, Texas  78701
                (512) 493-8300                             (512) 482-6821

     (Name, Address, and Telephone Number,
   including Area Code, of Agent for Service)


                                    CALCULATION OF REGISTRATION FEE
====================================================================================================
                                             Proposed             Proposed
        Title of             Amount          Maximum              Maximum          Amount of
       Securities             to be       Offering Price         Aggregate        Registration
    to be Registered       Registered/1/   per Share/2,3/   Offering Price/2,3/     Fee/2,3/
----------------------------------------------------------------------------------------------------
Shares of Common Stock,
 $0.01 par value per
 share                     11,100,000         $8.46875        $54,391,469             $14,360
====================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Option Plan") and the 2000 Employee Stock Purchase Plan (the "ESPP" and together with the Option Plan, the "Plans") pursuant to the antidilution provisions of the Plans.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h) of the Securities Act. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based upon (i) 2,486,430 shares of Common Stock originally reserved for issuance under the Plans that are not currently subject to outstanding Stock Options or issued as Restricted Stock, at a price per share of $8.46875 which is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market System on April 17, 2000; and (ii) 8,613,570 shares of Common Stock reserved for issuance under the Plans subject to Stock Options already granted thereunder at a weighted average exercise price of $3.87 per share.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

          The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Netpliance, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

          (a) The Registrant's Prospectus dated March 17, 2000, filed pursuant to Rule 424(b)(4) in connection with the Registration Statement on Form S-1, dated December 23, 1999, as amended (Commission File Number 333-93545).

          (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

          (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A, dated February 29, 2000 (Commission File Number 001-15715), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          As permitted by the Delaware General Corporation Law ("DGCL"), the Registrant's Bylaws provide that the directors and officers of the Registrant will be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant to the maximum extent permitted by the DGCL.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.   Undertakings.
          ------------

          (a) The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on April 18, 2000.

                                  NETPLIANCE, INC.

                                  By:         /s/ KENT A. SAVAGE
                                     -------------------------------------
                                                 Kent A. Savage
                                     President and Chief Executive Officer

                                  By:  /s/ BARBARA A. KACZYNSKI
                                     -------------------------------------
                                              Barbara A. Kaczynski
                                            Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Netpliance, Inc., hereby severally constitute and appoint Kent A. Savage and Barbara A. Kaczynski, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Netpliance, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


          Signature                        Title                      Date
          ---------                        -----                      ----


/s/ JOHN F. MCHALE                  Chairman of the Board         April 18, 2000
-------------------------
   John F. McHale



/s/ KENT A. SAVAGE            President, Chief Executive Officer  April 18, 2000
-------------------------                 and Director
   Kent A. Savage                (Principal Executive Officer)

/s/ BARBARA A. KACZYNSKI            Chief Financial Officer       April 18, 2000
-------------------------        (Principal Financial Officer)
   Barbara A. Kaczynski


/s/ M. DAVID HAMPTON               Treasurer and Controller       April 18, 2000
-------------------------       (Principal Accounting Officer)
   M. David Hampton


/s/ PAUL S. ZITO                    Director and Secretary        April 18, 2000
-------------------------
   Paul S. Zito


/s/ MICHAEL R. CORBOY                    Director                 April 18, 2000
-------------------------
  Michael R. Corboy


/s/ DAVID S. LUNDEEN                     Director                 April 18, 2000
-------------------------
   David S. Lundeen


/s/ STEVEN G. PAPERMASTER                Director                 April 18, 2000
-------------------------
   Steven G. Papermaster


/s/ JAMES M. MANSOUR                     Director                April 18, 2000
-------------------------
   James M. Mansour


/s/ GRANT A. DOVE                        Director                 April 18, 2000
-------------------------
   Grant A. Dove


                                         Director
-------------------------
  Kevin Denuccio

                               INDEX TO EXHIBITS


Exhibit Number                          Exhibit
--------------------------------------------------------------------------------

4.1 Netpliance, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on December 23, 1999, File No. 333-93545).

4.2 Netpliance, Inc. 2000 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on December 23, 1999, File No. 333-93545).

5.1*                Opinion of Hughes & Luce, L.L.P.

23.1*               Consent of Hughes & Luce, L.L.P.
                    (Contained in Exhibit 5.1)

23.2*               Consent of KPMG LLP

24.1*               Power of Attorney (Contained at page II-6)

---------------
*Filed herewith.